Exhibit 23.2-CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements (Form S-8 Nos. 033-80980, 333-69028, 333-98083, 333-111887, 333-111888, 333-126269, and 333-145674 and Form S-3 No. 333-25357) pertaining to various stock option and incentive plans of Spartan Motors, Inc. of our report dated March 2, 2007, with respect to the consolidated financial statements and schedule of Spartan Motors, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP

Grand Rapids, Michigan
March 12, 2008